UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    September 26, 2012

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-33675	84-155338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 794-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2012, Douglas Hepler, Ph.D., Michael Merson, Gregory Pusey and Mark Ratain, M.D. resigned as directors of AspenBio Pharma, Inc. (the “Company”).  Such resignations were tendered and accepted in connection with a strategic reorganization and re-alignment of the Company that began in mid-2011, and were also based on time commitment constraints for some of the departing directors.  The focus of the Company’s strategic re-alignment are its efforts to convert the Company’s principal product in development, AppyScore™ to a multi-marker diagnostic test, and to progress with the receipt of regulatory clearance for and commercialization of AppyScore.  The Company has closed two financing transactions, one in December 2011 ($1,600,000 in gross proceeds to the Company) and the other in June 2012 ($12,200,000 in gross proceeds to the Company), designed to raise funds to finance such product development completion work.  The Company further continued this corporate re-alignment with the recent consummation of the transaction to exclusively license the Company’s animal health assets to a third party.  This transaction provides the Company with the potential for additional milestone and royalty income from its animal health assets while allowing the Company to focus its resources on its AppyScore product development efforts.  As part of such Company re-organization, the Company also evaluated the alignment, with the Company’s current business focus, of the qualifications, skills and experience of the members of its Board of Directors, as well as assessing the impact of their other professional responsibilities and activities on the time that could be committed to service on the Company’s Board of Directors.  Dr. Hepler, Mr. Merson and Dr. Ratain were independent non-employee directors, and Mr. Pusey, was an employee-director.  Mr. Pusey remains with the Company in his role as Vice President.

None of such directors resigned because of any disagreements with the management or direction of the Company.

The Company is currently actively engaged in a process to identify and recruit additional non-employee directors.

Item 8.01.     Other Events.

On September 27, 2012, the Company issued a press release titled – “AspenBio Plans to Initiate Pivotal Study in Fourth Quarter.”  This press release is filed as Exhibit 99.1 to this Form 8-K.

On September 27, 2012, the Company hosted an investor update call.  The script for this investor call is filed as Exhibit 99.2 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibits

99.1	Press release dated September 27, 2012, issued by AspenBio Pharma, Inc. titled “AspenBio Plans to Initiate Pivotal Study in Fourth Quarter.”
99.2	Investor update conference call script, dated September 27, 2012.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AspenBio Pharma, Inc. (Registrant)
Date: September 27, 2012	By:	/s/ Jeffrey G. McGonegal
Name: Jeffrey G. McGonegal
Title: Chief Financial Officer